UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 30, 2006

IRIDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-27598	77-0210467

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1212 Terra Bella Avenue
Mountain View, California 94043
(Address of principal executive offices, including zip code)
(650) 940-4700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement.
On November 30, 2006, IRIDEX Corporation (the “Company”) entered into a definitive Asset Purchase Agreement (the “Asset Purchase Agreement”) with American Medical Systems, Inc., a Delaware corporation (“AMS”) and Laserscope, a California corporation and a wholly owned subsidiary of AMS (“Laserscope”).
The Company issued a press release on November 30, 2006 announcing that it had entered into the Asset Purchase Agreement. The text of the release is set out in the attached Exhibit 99.1.
As announced in the press release, the Company intends to purchase certain assets and assume certain liabilities related to the aesthetics business of Laserscope (the “Aesthetics Business”) upon the terms and conditions set forth in the Asset Purchase Agreement. The assets to be purchased would include, but are not limited to, certain equipment, finished goods inventory, contracts relating to the Aesthetics Business, accounts receivable and prepaid expenses, intellectual property, customer lists and any other assets and liabilities specifically related to the Aesthetics Business. In addition, the Company intends to acquire all of the outstanding equity interests in Laserscope’s subsidiaries, Laserscope (UK) Ltd., a British private limited company, and Laserscope France, S.A., a French société anonyme (together, the “Subsidiaries”), after segregation of certain assets and liabilities of each entity which were not part of the Aesthetics Business. In exchange for such net assets and equity interests in the Subsidiaries, it is contemplated that the Company will assume certain liabilities specified in the Asset Purchase Agreement and will pay Laserscope $28 million at closing, subject to certain post-closing adjustments, consisting of $26 million in immediately available funds and $2 million in shares of the Company’s common stock. The Company will also pay Laserscope up to an additional $9 million as determined by the book value of certain inventory following termination of a manufacturing transition period of approximately six to nine months. The transaction is subject to certain closing conditions. Following the closing of the proposed transaction, certain employees of Laserscope will be offered employment with the Company, pursuant to the terms set forth in the Asset Purchase Agreement.
In connection with the transaction, the parties will also enter into ancillary agreements, including a license agreement, a product supply agreement and an administrative services agreement, each of which is intended to facilitate the transition of the Aesthetics Business from Laserscope to the Company and to allow the Company to run the Aesthetics Business following the closing of the transaction.
This description of the Asset Purchase Agreement is qualified in its entirety by reference to the terms and conditions contained in the Asset Purchase Agreement, which is attached hereto as Exhibit 2.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

2.1	Asset Purchase Agreement dated November 30, 2006 by and among American Medical Systems, Inc., a Delaware corporation, Laserscope, a California corporation and a wholly owned subsidiary of American Medical Systems, Inc. and IRIDEX Corporation.

99.1	Press release dated November 30, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION
By:	/s/ Larry Tannenbaum
Larry Tannenbaum
Chief Financial Officer, Secretary and Senior Vice President of Finance and Administration

Date: December 6, 2006

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Asset Purchase Agreement dated November 30, 2006 by and among American Medical Systems, Inc., a Delaware corporation, Laserscope, a California corporation and a wholly owned subsidiary of American Medical Systems, Inc. and IRIDEX Corporation.

99.1	Press release dated November 30, 2006.